Exhibit 99.1

Babcock & Wilcox Announces Third Quarter 2011 Results

  Earnings per share of $0.39, Non-GAAP earnings per share of $0.44
  Revenues increased 11.8%
  $634 million Power Generation segment bookings

CHARLOTTE, N.C.--(BUSINESS WIRE)--November 7, 2011--The Babcock & Wilcox Company (NYSE: BWC) (“B&W” or the “Company”) today reported third quarter 2011 revenues of $707.6 million, an increase of $74.8 million, or 11.8%, from the third quarter of 2010. Earnings per share for the third quarter of 2011 were $0.39. Included in earnings per share for the third quarter of 2011 are the impact of accounting for non-cash, non-deductible in-kind research and development costs received by Generation mPower LLC (GmP), discussed below, and the finalization of a Nuclear Energy segment loss contract. Before the impact of these items, earnings per share for the third quarter ended September 30, 2011 were $0.44, an increase of 41.9% from the $0.31 reported in the third quarter of 2010.

Recent Highlights

  Awarded $205 Million Renewable Energy Power Plant EPC and O&M Contracts
  Awarded $115 Million Naval Nuclear Fuel and Support Contract (Q4)
  Awarded Contract to Supply Modular Boilers to Kearl Oil Sands Project
  Awarded Fleet-wide Nuclear Maintenance and Project Support Contract for a Large Mid-Atlantic Utility
  Awarded $40 Million Nuclear Reactor Maintenance Contract for Bruce Power
  Awarded $37 Million Environmental Construction Contract at Consumers Energy
  Awarded Preliminary Design Contract for Ohio Class Replacement Nuclear Propulsion System Components (Q4)
  Dedicated Small Modular Reactor Integrated System Test Facility

Results of Operations

Consolidated revenues for the third quarter of 2011 were $707.6 million, an increase of $74.8 million, or 11.8%, from the third quarter of 2010. For the third quarter in a row, this increase was across all business segments. Nuclear Energy segment revenues increased $26.8 million, or 77.2%, primarily due to incremental replacement steam generator component manufacturing and nuclear services and projects. Nuclear Operations segment revenues increased $10.8 million, or 4.4%, primarily as a result of higher sales of naval nuclear fuel. Power Generation segment revenues increased $49.2 million, or 14.6%, primarily due to increased activity in waste-to-energy and biomass new-build steam generation systems and aftermarket services. Technical Services segment revenues increased $6.5 million, or 29.4%, principally due to initiating environmental remediation, decontamination and decommissioning contracts, primarily for the Department of Energy (DOE), awarded over the last 12 months.

Operating income for the third quarter of 2011 was $57.6 million compared to $65.1 million in the third quarter of 2010. Included in the third quarter 2011 operating income was approximately $10.6 million related to the accounting for non-cash, non-deductible in-kind research and development costs received by GmP and $3.1 million related to the finalization of a Nuclear Energy segment loss contract. Without the impact of these items, operating income was $71.3 million, an increase of $6.2 million from the third quarter of 2010. The increase in operating income before these items was primarily due to improvements in revenues and operating income in the Power Generation and Technical Services segments, partially offset by lower operating income in the Nuclear Operations segment and an increase in research and development expenses related to the Company’s modular reactor program.

“Recently, several of the Company’s growth initiatives have taken important steps forward,” said Brandon C. Bethards, President and Chief Executive Officer of B&W. “First, bidding activity for environmental equipment and projects is strong with the early bidding activity beginning to move through the awards stage. We have been awarded a number of environmental projects recently, some of which we have announced publicly, and others are in the late stages of negotiations. Secondly, we were awarded a contract to design certain components of the nuclear propulsion system of the next class of ballistic missile submarine, or the Ohio Class replacement submarine program. This contract is the first in a series that we expect to receive under the current program schedule. Under this schedule, we expect to begin ordering long-lead materials at the end of 2012 and begin component manufacturing in 2014. Lastly, we continue to work with TVA to assist in the construction permit application preparation for submission to the U.S. Nuclear Regulatory Commission (NRC) in 2013. The B&W mPowerTM small modular reactor program continues to move forward towards a goal to complete a power generation facility based on B&W mPowerTM technology by 2020.”

Accounting for In-Kind R&D Received by Generation mPower, LLC

During the third quarter, the Company recognized $10.6 million of additional research and development costs related to the consolidation of GmP, our majority-owned subsidiary overseeing the program to develop and market the small modular nuclear power plant based on B&W mPowerTM technology. The additional costs represent non-cash, non-deductible expenses related to the value of the in-kind research and development services contributed to GmP by its minority partner. For any period, the impact to net income of these in-kind services will depend on the value of the services performed by a minority partner relative to a minority partner’s proportional share of development costs. In this period, the value of in-kind services exceeded the amount of research and development costs allocated to a minority partner. As a result, our net income, after taking into account the non-controlling interest, was negatively impacted in the quarter by $4.7 million. The Company expects to recognize a positive impact to net income in future periods when the value of the in-kind services received is less than the minority partner’s proportional share of development costs for the period. Over the course of the program, the Company expects the cumulative net income impact related to the accounting for these in-kind services will be $0. Based on GmP’s current research and development program, we expect the recognition of this non-cash item will not impact net income by more than $9 million in any future annual periods.

Liquidity

The Company’s cash and investments position, net of debt, was $357.1 million at the end of the third quarter of 2011 compared to $368.7 million at the end of the second quarter of 2011. During the third quarter, the Company contributed $94.5 million to its pension plans. In addition to net cash, the Company maintains a $700.0 million revolving credit agreement with approximately $478.6 million of availability as of the end of the third quarter. The Company believes it maintains adequate liquidity to fund operations, which could include increased working capital requirements, internal growth and R&D programs, as well as additional product and geographic expansion opportunities.

Reconciliation of Non-GAAP Earnings Per Share and Operating Income
(in $ millions, except per share amounts*)

	Q3 2011	Q3 2010	YTD 2011	YTD 2010
GAAP operating income	$57.6	$65.1	$142.7	$189.5
NFS acquisition settlement	-	-	(10.9)	-
NFS material processing loss contracts	-	-	11.1	-
Nuclear Energy loss contract	3.1	-	50.7	-
GmP in-kind R&D	10.6	-	10.6	-

Non-GAAP operating income	$71.3	$65.1	$204.2	$189.5

GAAP earnings per share	$0.39	$0.31	$0.89	$0.85
NFS acquisition settlement	-	-	(0.06)	-
NFS material processing loss contracts	-	-	0.06	-
Nuclear Energy loss contract	0.02	-	0.26	-
GmP in-kind R&D	0.04	-	0.04	-

Non-GAAP earnings per share	$0.44	$0.31	$1.19	$0.85

* per share amounts may not foot due to rounding

B&W is providing non-GAAP information regarding certain of its historical results to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. B&W believes the non-GAAP measures provide meaningful insight in the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding B&W’s ongoing operations.

Conference Call to Discuss Third Quarter 2011 Results

Date:	Tuesday, November 8, 2011, at 8:30 a.m. ET
Live Webcast:	Investor Relations section of website at www.babcock.com

Forward-Looking Statements

B&W Cautions that this release contains forward-looking statements, including, without limitation, statements relating to our expectation as to future Ohio Class replacement program contract awards and activities, our plans for a submission of a construction permit to the NRC in 2013 and power generation facility based on B&W mPowerTM by 2020 and the expected impact that the value of in-kind services will have on our net income in future periods. These forward-looking statements are based on current management expectations and involve a number of risks and uncertainties, including, among other things, adverse changes in: the demand or competitiveness of nuclear power, government funding for the defense or energy programs in which we are involved and the relationship with our minority partner in GmP. If one or more of these risks or other risks materialize, actual results may vary materially from those expected. For a more complete discussion of these and other risk factors, see B&W’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2010 and quarterly reports on Form 10-Q. B&W cautions not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About B&W

The Babcock & Wilcox Company is a leader in clean energy technology and services, primarily for the nuclear, fossil and renewable power markets as well as a premier advanced technology and mission critical defense contractor. B&W has locations worldwide and employs approximately 12,000 people, in addition to approximately 10,000 joint venture employees. A company overview presentation, which will be presented at investor conferences and meetings throughout this quarter, is available on the Investor Relations section of our website. For additional information please visit our website at www.babcock.com.

TABLES TO FOLLOW

THE BABCOCK & WILCOX COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	September 30,	December 31,
	2011	2010
	(Unaudited)
	(In thousands)

Current Assets:
Cash and cash equivalents	$261,583	$391,142
Restricted cash and cash equivalents	44,719	12,267
Investments	39,774	234
Accounts receivable – trade, net	345,013	289,374
Accounts receivable – other	71,904	64,231
Contracts in progress	294,677	225,448
Inventories	108,271	100,932
Deferred income taxes	109,190	90,620
Other current assets	54,325	34,868

Total Current Assets	1,329,456	1,209,116

Property, Plant and Equipment	994,625	968,712
Less accumulated depreciation	586,404	550,400

Net Property, Plant and Equipment	408,221	418,312

Investments	16,325	74,863

Goodwill	269,892	269,424

Deferred Income Taxes	169,492	236,504

Investments in Unconsolidated Affiliates	166,443	100,811

Other Assets	185,388	191,480

TOTAL	$2,545,217	$2,500,510

THE BABCOCK & WILCOX COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS’ EQUITY

	September 30,	December 31,
	2011	2010
	(Unaudited)
	(In thousands)

Current Liabilities:
Notes payable and current maturities of long-term debt	$4,631	$4,790
Accounts payable	213,462	185,240
Accrued employee benefits	235,063	235,856
Accrued liabilities – other	67,646	71,242
Advance billings on contracts	410,144	369,644
Accrued warranty expense	94,541	109,588
Income taxes payable	3,212	5,467

Total Current Liabilities	1,028,699	981,827

Long-Term Debt	708	855

Accumulated Postretirement Benefit Obligation	78,848	84,100

Environmental Liabilities	45,953	40,889

Pension Liability	414,776	579,000

Other Liabilities	91,194	100,314

Stockholders’ Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 118,196,600 and 116,963,664 shares at September 30, 2011 and December 31, 2010, respectively	1,182	1,170
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; No shares issued	-	-
Capital in excess of par value	1,098,195	1,067,414
Retained earnings	202,053	96,671
Treasury stock at cost, 317,456 and 101,649 shares at September 30, 2011 and December 31, 2010, respectively	(9,367)	(2,397)
Accumulated other comprehensive loss	(412,562)	(449,999)
Stockholders’ Equity – The Babcock & Wilcox Company	879,501	712,859
Noncontrolling interest	5,538	666
Total Stockholders’ Equity	885,039	713,525

TOTAL	$2,545,217	$2,500,510

THE BABCOCK & WILCOX COMPANY
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(Unaudited)
	(In thousands, except share and per share amounts)

Revenues	$707,622	$632,765	$2,151,251	$1,983,649

Costs and Expenses:
Cost of operations	535,662	468,502	1,688,209	1,498,537
Research and development costs	34,642	17,424	74,518	50,709
Losses on asset disposals and impairments – net	547	40	626	88
Selling, general and administrative expenses	102,002	98,708	301,713	293,277
Total Costs and Expenses	672,853	584,674	2,065,066	1,842,611

Equity in Income of Investees	22,782	16,986	56,524	48,440

Operating Income	57,551	65,077	142,709	189,478

Other Income (Expense):
Interest income	247	182	1,011	892
Interest expense	(770)	(660)	(2,522)	(11,329)
Other – net	2,708	(6,451)	4,139	(13,486)
Total Other Income (Expense)	2,185	(6,929)	2,628	(23,923)

Income before Provision for Income Taxes	59,736	58,148	145,337	165,555

Provision for Income Taxes	19,831	22,224	45,424	65,063

Net Income	39,905	35,924	99,913	100,492

Net Loss (Income) Attributable to Noncontrolling Interest	5,758	(37)	5,469	(122)

Net Income Attributable to The Babcock & Wilcox Company	$45,663	$35,887	$105,382	$100,370

Earnings per Common Share:
Basic:
Net Income Attributable to The Babcock & Wilcox Company	$0.39	$0.31	$0.90	$0.86
Diluted:
Net Income Attributable to The Babcock & Wilcox Company	$0.39	$0.31	$0.89	$0.85

Shares used in the computation of earnings per share (Note 8):
Basic	117,773,223	116,291,477	117,414,702	116,142,182
Diluted	118,590,285	117,647,749	118,300,489	117,498,454

THE BABCOCK & WILCOX COMPANY
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
	2011	2010
	(Unaudited)
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$99,913	$100,492
Non-cash items included in net income:
Depreciation and amortization	55,493	53,000
Income of investees, net of dividends	(31,028)	(27,104)
Loss on asset disposals and impairments – net	626	88
Amortization of pension and postretirement costs	59,376	62,553
Excess tax benefits from stock-based compensation	(4,169)	(2,653)
Other, net	3,871	(17,513)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(64,037)	48,832
Net contracts in progress and advance billings on contracts	(27,155)	(209,171)
Accounts payable	33,614	2,502
Inventories	(7,908)	5,543
Current and deferred income taxes	50,631	11,339
Accrued and other current liabilities	(24,765)	34
Pension liability, accumulated postretirement benefit obligation and accrued employee benefits	(169,381)	(104,698)
Other, net	(20,749)	38,242
NET CASH USED IN OPERATING ACTIVITIES	(45,668)	(38,514)
CASH FLOWS FROM INVESTING ACTIVITIES:
(Increase) decrease in restricted cash and cash equivalents	(32,452)	4,062
Purchases of property, plant and equipment	(43,997)	(48,783)
Acquisition of businesses, net of cash acquired	-	(30,177)
Purchases of available-for-sale securities	(101,369)	(112,253)
Sales and maturities of available-for-sale securities	120,065	110,874
Decrease in note receivable from affiliate	-	43,277
Investments, net of return, in equity and cost method investees	(31,761)	(37,844)
Proceeds from asset disposals	562	1,016
NET CASH USED IN INVESTING ACTIVITIES	(88,952)	(69,828)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of short-term borrowing and long-term debt	(1,693)	(2,313)
Increase in short-term borrowing	1,254	-
Payment of debt issuance costs	(82)	(9,865)
Dividend paid to McDermott International, Inc.	-	(100,000)
Capital contribution from McDermott International, Inc.	-	12,501
Distribution to McDermott International, Inc.	-	(43,334)
Increase in notes payable to affiliates	-	(43,386)
Excess tax benefits from stock-based compensation	4,169	2,653
Exercise of stock options	4,332	211
Other, net	(305)	(95)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	7,675	(183,628)
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	(2,614)	158
NET DECREASE IN CASH AND CASH EQUIVALENTS	(129,559)	(291,812)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	391,142	469,468
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$261,583	$177,656

The Babcock & Wilcox Company
Business Segment Information
For the Periods Ended September 30, 2011 and 2010
(In thousands of U.S. dollars)
(Unaudited)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	9/30/11	9/30/10	9/30/11	9/30/10
REVENUES:
Power Generation	$385,262	$336,107	$1,130,089	$1,061,371
Nuclear Operations	254,402	243,592	777,482	724,810
Technical Services	28,570	22,077	87,598	62,626
Nuclear Energy	61,531	34,715	220,670	148,427
Adjustments and Eliminations	(22,143)	(3,726)	(64,588)	(13,585)

TOTAL	$707,622	$632,765	$2,151,251	$1,983,649

SEGMENT INCOME:
Power Generation	$38,926	$31,591	$93,657	$94,409
Nuclear Operations	38,113	43,869	127,852	109,049
Technical Services	20,747	9,833	47,355	33,149
Nuclear Energy	(37,521)	(11,200)	(108,341)	(24,883)
	60,265	74,093	160,523	211,724
Corporate	(2,714)	(9,016)	(17,814)	(22,246)
OPERATING INCOME	$57,551	$65,077	$142,709	$189,478

EQUITY IN INCOME (LOSS) OF INVESTEES:
Power Generation	$7,872	$7,123	$19,912	$19,123
Nuclear Operations	0	0	0	0
Technical Services	14,910	9,863	36,612	29,317
Nuclear Energy	0	0	0	0

TOTAL	$22,782	$16,986	$56,524	$48,440

PENSION EXPENSE:
Power Generation	$13,742	$16,366	$45,809	$46,530
Nuclear Operations	8,252	11,566	26,144	31,015
Technical Services	584	741	1,851	1,960
Nuclear Energy	1,065	814	3,344	2,623
Corporate	1,727	1,353	5,151	13,450

TOTAL	$25,370	$30,840	$82,299	$95,578

DEPRECIATION AND AMORTIZATION:
Power Generation	$4,253	$5,350	$13,372	$12,985
Nuclear Operations	8,932	10,602	29,066	28,555
Technical Services	65	66	197	198
Nuclear Energy	1,449	1,237	3,953	3,742
Corporate	3,019	2,348	8,905	7,520

TOTAL	$17,718	$19,603	$55,493	$53,000

RESEARCH AND DEVELOPMENT, NET:
Power Generation	$5,638	$5,944	$14,418	$19,812
Nuclear Operations	22	6	56	24
Technical Services	0	1,674	646	1,838
Nuclear Energy	28,982	9,800	59,398	29,035

TOTAL	$34,642	$17,424	$74,518	$50,709

CAPITAL EXPENDITURES:
Power Generation	$2,581	$3,267	$10,615	$10,038
Nuclear Operations	6,017	8,493	21,767	17,230
Technical Services	0	0	0	0
Nuclear Energy	2,546	247	6,329	1,448
Corporate	$658	$5,090	$5,286	$20,067

TOTAL	$11,802	$17,097	$43,997	$48,783

BACKLOG:
Power Generation	$1,722,358	$1,547,184	$1,722,358	$1,547,184
Nuclear Operations	2,482,394	2,335,434	2,482,394	2,335,434
Technical Services	15,585	2,683	15,585	2,683
Nuclear Energy	428,042	474,132	428,042	474,132

TOTAL	$4,648,379	$4,359,433	$4,648,379	$4,359,433

CONTACT:
The Babcock & Wilcox Company
Investor Contact:
Michael P. Dickerson, Vice President and Investor Relations Officer, 704-625-4944
investors@babcock.com
or
Media Contact:
Jud Simmons, Public Relations Manager, 434-522-6462
hjsimmons@babcock.com